EXHIBIT 99.2

FOR IMMEDIATE RELEASE
                                                        CONTACT: SHANE GILLISPIE
                                                                 SMARTPROS LTD.
                                                                 253-863-8280
                                                    SHANEGILLISPIE@SMARTPROS.COM


           SMARTPROS(R) ANNOUNCES PRICING OF INITIAL PUBLIC OFFERING

Hawthorne, NY, October 19, 2004 - SmartPros Ltd. (AMEX: PED), a developer of accredited continuing professional education, announced it was effective on its initial public offering of 600,000 units priced at $12.75 each. Each unit consists of three shares of the company's common stock and one and one-half common stock purchase warrants. In the aggregate, the units represent 1,800,000 shares of common stock and 900,000 common stock purchase warrants. The exercise price of the warrants included in the units will be $7.125 per share. The company will have the right to redeem the warrants, after 6 months, upon 30 days written notice, and at any time after the closing price for its common stock for any five consecutive trading days, as reported on the principal exchange on which it trades, equals or exceeds $9.50. The total proceeds of the offering are $7,650,000. Net proceeds from the offering are estimated to be approximately $6.25 million after the payment of all underwriting commissions and offering expenses. The net proceeds will be used to repay indebtedness, develop new content, for capital expenditures, working capital, and general corporate purposes which may include acquisitions.

The offering was made through an underwriting syndicate led by Paulson Investment Company, Inc., with Newbridge Securities Corporation and Joseph Gunnar & Co., LLC acting as co-managers. The offering may only be made by prospectus, copies of which may be obtained from Paulson Investment Company, Inc., Syndicate Department, Suite 200, 811 SW Naito Parkway, Portland, OR 97204, or by phone at 503-243-6000.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on October 19, 2004. The foregoing description is qualified in its entirety by reference to the registration statement, as amended, a copy of which is available on the SEC web site at www.sec.gov.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES DESCRIBED IN THE REGISTRATION STATEMENT. SUCH OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY MAY BE ONLY MADE BY PROSPECTUS IN JURISDICTIONS WHERE THE OFFER OR SALE HAS BEEN QUALIFIED. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISDICTION.

ABOUT SMARTPROS LTD.
Founded 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education. Its products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not-for-profit accounting, ethics and compliance, and engineering. SmartPros' customers include over half of Fortune 500 companies, as well as the major firms and associations in each of its professional

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markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM, and video. Our subscription libraries feature hundreds of course titles and 1,000+ hours of accredited education. SmartPros' proprietary Professional Education Center (PEC) Learning Management System (LMS) offers enterprise distribution and administration of education content and information. In addition, SmartPros produces a popular news and information portal for accounting and finance professionals that services 300,000+ visitors and 100,000+ subscribers per month. Visit: www.smartpros.com

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS." SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER UNKNOWN FACTORS THAT COULD CAUSE OUR ACTUAL OPERATING RESULTS TO BE MATERIALLY DIFFERENT FROM ANY HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSES OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION TO STATEMENTS THAT EXPLICITLY DESCRIBE THESE RISKS AND UNCERTAINTIES, READERS ARE URGED TO CONSIDER STATEMENTS THAT CONTAIN TERMS SUCH AS "BELIEVES," "BELIEF," "EXPECTS," "EXPECT," "INTENDS," "INTEND," "ANTICIPATE," "ANTICIPATES," "PLANS," "PLAN," TO BE UNCERTAIN AND FORWARD-LOOKING. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE ALSO SUBJECT GENERALLY TO OTHER RISKS AND UNCERTAINTIES THAT ARE DESCRIBED FROM TIME TO TIME IN OUR FILINGS WITH SECURITIES AND EXCHANGE COMMISSION.